EXHIBIT 32.5

Certification Pursuant to Section 1350 of Chapter 63 of Title 18
of the United States Code

     I, Thomas M. O’Flynn, Chief Financial Officer of Public Service Electric and Gas Company, to the best of my knowledge, certify that (i) the Quarterly Report of Public Service Electric and Gas Company on Form 10-Q for the period ended March 31, 2008 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Public Service Electric and Gas Company.

/s/ Thomas M. O’Flynn
Thomas M. O’Flynn Public Service Electric and Gas Company Chief Financial Officer May 6, 2008